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                               EXHIBIT 10.17.2.1

                                AMENDMENT #1 TO
                              CONSULTING AGREEMENT
                            REGARDING BENTLEY PLACE

     This Amendment, by and between Roberts Properties Residential, L.P. (the "Partnership") and Roberts Properties Group, Inc. (the "Holding Company"),

                              W I T N E S S E T H:

     WHEREAS, the Holding Company and Roberts Properties Bentley Place, L.P. are the parties to a certain Consulting Agreement dated July 31, 1992 (the "Agreement");

     WHEREAS, Roberts Properties Residential, L.P. has succeeded to the rights and duties of Roberts Properties Bentley Place, L.P. as respects the Agreement; and

     WHEREAS, the parties desire to modify the Agreement as more particularly provided hereinafter;

     NOW, THEREFORE, the parties do hereby agree as follows.

     A. AMENDMENT. The Agreement is hereby amended by adding the following paragraph at the end thereof:

     If, prior to any amount being payable pursuant to the previous paragraph, there occurs a change in control (as hereinafter defined), the Holding
     Company shall be entitled to a consulting fee, payable at the      time of
     such change in control, equal to three percent (3%) of the fair market value of the Project at such time, upon payment of which this agreement shall terminate, so that no amount shall then or thereafter be due pursuant to the preceding paragraph, nor shall any further amount be due pursuant to this paragraph. For purposes of this paragraph, a "change in control" means (a) any transaction, whether by merger, consolidation, asset sale or otherwise, which results in the acquisition of beneficial ownership by any person or group of fifty percent or more of the outstanding shares of common stock of the Partnership's general partner (the "Company") or of the outstanding units of the Partnership, (b) any sale of all or substantially all of the assets of the Company or the Partnership, or (c) liquidation of the Company or the Partnership, except that no "change in control" shall be considered to have occurred in the event of the sale of the Partnership's assets to the Company or the merger of the Partnership into the Company if no change in control of the Company occurs as a result.

     B. EFFECTIVE DATE. The Amendment made by division A hereof shall be effective as of March 21, 1996, provided that to the extent permitted by law, this Amendment shall be effective as of and from and after the first day of March 1996.

     C. REAFFIRMATION. Except as hereby modified, the Agreement remains and shall remain in full force and effect.

     D. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which (consisting of one set of textual pages and one or more signature pages, each signed by one or more parties and collectively exhibiting the signatures of all parties), shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the dates indicated, but as of the effective date hereinbefore specified.


Date:   March 21, 1996              Roberts Properties Residential, L.P.

                                    By:   Roberts Realty Investors, Inc.



                                          By: /s/ Charles S. Roberts
                                              ---------------------------------
                                              Charles S. Roberts, President and
                                              Chief Executive Officer


Date:   March 21, 1996              Roberts Properties Group, Inc.



                                    By: /s/ Charles S. Roberts
                                        ---------------------------------------
                                        Charles S. Roberts, President

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